                                                                  Exhibit 99.4

                        ALTRA SOFTWARE SERVICES, INC.

              UNAUDITED BALANCE SHEET AS OF SEPTEMBER 30, 2001 AND

        STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS AND CASH FLOWS

              FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2001 AND 2000




The following information represents the unaudited consolidated balance sheet of Altra Software Services, Inc. as of September 30, 2001 and the consolidated statements of operations and comprehensive loss, and cash flows for the nine months ended September 30, 2001 and 2000.

Basis of Presentation

    The unaudited consolidated financial statements included herein have been prepared by Altra Software Services, Inc. ("Altra"), without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and note disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted pursuant to such rules and regulations. These unaudited consolidated financial statements should be read in conjunction with the financial statements and the notes thereto included herein for the year ended December 31, 2000. The unaudited consolidated financial statements included herein reflect all adjustments (which include only normal, recurring adjustments), which are, in the opinion of management, necessary to state fairly the results for the periods presented. The results for the nine-month period ended September 30, 2001 are not necessarily indicative of the results expected for the full fiscal year.

ALTRA SOFTWARE SERVICES, INC.
CONSOLIDATED BALANCE SHEET
SEPTEMBER 30, 2001
(IN THOUSANDS)

                                                                                          SEPTEMBER 30,
                                                                                               2001
                                                                                          -------------
                                                                                          (Unaudited)
ASSETS

CURRENT ASSETS:
   Cash and cash equivalents                                                                $    162
   Accounts receivable, net of allowance for doubtful accounts of $1,693                       5,195
   Prepaid expenses and other current assets                                                     953
                                                                                            --------
                                                                 Total Current Assets          6,310

PROPERTY AND EQUIPMENT, net                                                                    2,403

INTANGIBLE ASSETS, net                                                                         4,311

                                                                                            --------

                                                                         Total Assets       $ 13,024
                                                                                            ========

LIABILITIES AND NET PARENT DEFICIT

CURRENT LIABILITIES:
   Bank borrowings outstanding                                                              $     97
   Accounts payable                                                                            3,073
   Accrued expenses and other current liabilities                                              7,675
   Deferred revenue                                                                            5,521
                                                                                            --------
                                                            Total Current Liabilities         16,366

COMMITMENTS AND CONTINGENCIES

NET PARENT DEFICIT                                                                            (3,342)
                                                                                            --------

                                 Total liabilities and net parent deficit                   $ 13,024
                                                                                            ========

ALTRA SOFTWARE SERVICES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
NINE MONTHS ENDED SEPTEMBER 30, 2000 AND 2001
(in thousands)

                                                                                    September 30,  September 30,
                                                                                        2000           2001
                                                                                    -------------  -------------
                                                                                    (Unaudited)     (Unaudited)
REVENUES:
   Software licenses                                                                     7,332          9,263
   Professional services                                                                 5,446          8,106
   Maintenance                                                                           4,905          5,599
                                                                                      --------       --------
                                                                  Total revenues        17,683         22,968
                                                                                      --------       --------

COSTS AND EXPENSES:
   Cost of professional services and maintenance
exclusive of stock-based expense of $176 and $376,
respectively                                                                             9,995         11,760
   Research and development, exclusive of stock-based
expense of $419 and $297, respectively                                                  11,318          8,487
   Selling and marketing, exclusive of stock-based
expense of $189 and $147, respectively                                                   5,981          4,745
   General and administrative, exclusive of stock-based
expense of $181 and $72, respectively                                                    5,964          3,477
   Amortization of acquired intangible assets                                            4,631          1,838
   Stock-Based expenses                                                                    965            892
                                                                                      --------       --------
                                                        Total costs and expenses        38,854         31,199
                                                                                      --------       --------

OPERATING LOSS                                                                         (21,171)        (8,231)

INTEREST INCOME                                                                             55             27
INTEREST EXPENSE                                                                        (1,337)        (1,302)
OTHER EXPENSE                                                                             (139)           (76)
                                                                                      --------       --------

NET LOSS                                                                              $(22,592)      $ (9,582)
                                                                                      ========       ========

COMPREHENSIVE LOSS:
   Net loss                                                                            (22,592)        (9,582)
   Foreign currency translation adjustment                                                  82           (153)
                                                                                      --------       --------

Total comprehensive loss                                                              $(22,510)      $ (9,735)
                                                                                      ========       ========

ALTRA SOFTWARE SERVICES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
NINE MONTHS ENDED SEPTEMBER 30, 2000 AND 2001
(in thousands)

                                                                     September 30,  September 30,
                                                                         2000           2001
                                                                     -------------  -------------
                                                                     (Unaudited)     (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                                             (22,592)        (9,582)
   Non-cash items included in net loss-
      Depreciation                                                        1,011            843
      Amortization of acquired intangible assets                          4,631          1,838
      Allowance for doubtful accounts                                      (621)            99
      Stock-based expenses                                                  965            892
   Changes in operating assets and liabilities-
      Accounts receivable                                                (2,377)         2,498
      Prepaid expenses and other current assets                             341           (536)
      Other non-current assets                                              520             54
      Accounts payable                                                     (963)          (100)
      Accrued expenses and other current liabilities                      1,828            943
      Deferred revenue                                                    3,655         (4,437)
                                                                       --------       --------

                        Net cash used in operating activities           (13,602)        (7,488)

CASH FLOWS FROM INVESTING ACTIVITIES:
      Capital expenditures                                               (1,592)        (1,451)
      Acquisitions, net of cash acquired                                   (432)        (1,855)
                                                                       --------       --------

                        Net cash used in investing activities            (2,024)        (3,306)
                                                                       --------       --------

CASH FLOWS FROM FINANCING ACTIVITIES:
      Short-term bank loans                                                  (3)            --
      Net Parent Company Investment                                      12,792         10,636
                                                                       --------       --------

                        Net cash provided by financing activities        12,789         10,636
                                                                       --------       --------

EFFECT OF TRANSLATION EXCHANGE RATE CHANGES ON CASH                          82           (153)
                                                                       --------       --------

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS                     (2,755)          (311)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                          3,782            473
                                                                       --------       --------

 CASH AND CASH EQUIVALENTS AT END OF PERIOD                            $  1,027       $    162
                                                                       ========       ========

SUPPLEMENTAL CASH FLOW AND NON-CASH INVESTING
   AND FINANCING INFORMATION:
      Cash paid for interest                                           $  2,251       $  3,020
                                                                       ========       ========

                                 ALTRA SOFTWARE

                              Financial Statements
                            As of December 31, 2000
                         Together With Auditors' Report

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS




To Caminus Corporation:

We have audited the accompanying balance sheets of Altra Software (as described in Note 1) as of December 31, 1999 and 2000, and the related statements of operations and comprehensive loss, net parent investment (deficit) and cash flows for the years ended December 31, 1998, 1999 and 2000. These financial statements are the responsibility of Altra Software's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Altra Software as of December 31, 1999 and 2000, and the results of its operations and its cash flows for the years ended December 31, 1998, 1999 and 2000, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that Altra Software will continue as a going concern. As discussed in Note 1 to the financial statements, Altra Software has a limited operating history, which includes substantial cash used in operations and losses since its inception. These factors raise substantial doubt about Altra Software's ability to continue as a going concern. Management's plans in regard to these matters are described in Note 1. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts, including intangible and other assets, or the amount and classification of liabilities that might result should Altra Software be unable to continue as a going concern.



/s/ ARTHUR ANDERSEN LLP

Houston, Texas
December 20, 2001
ff                                 ALTRA SOFTWARE


                   BALANCE SHEETS--DECEMBER 31, 1999 AND 2000

                                 (In Thousands)

                                                                                     1999           2000
                                                                                   --------       --------
                                 ASSETS

CURRENT ASSETS:
   Cash and cash equivalents                                                       $  3,782       $    473
   Accounts receivable, net of allowance for doubtful accounts of $2,560
     and $1,594, respectively                                                         7,099          7,791
   Prepaid expenses and other current assets                                            791            417
                                                                                   --------       --------

                       Total current assets                                          11,672          8,681

PROPERTY AND EQUIPMENT, net                                                           3,153          1,761

INTANGIBLE ASSETS, net                                                               15,020          4,302

OTHER ASSETS                                                                            670             54
                                                                                   --------       --------

                       Total assets                                                $ 30,515       $ 14,798
                                                                                   ========       ========

           LIABILITIES AND NET PARENT INVESTMENT (DEFICIT)

CURRENT LIABILITIES:
   Bank borrowings outstanding                                                     $    100       $     97
   Accounts payable                                                                   2,273          3,173
   Accrued and other current liabilities                                              4,674          6,731
   Deferred revenue                                                                   5,590          9,958
                                                                                   --------       --------

                       Total current liabilities                                     12,637         19,959

COMMITMENTS AND CONTINGENCIES

NET PARENT INVESTMENT (DEFICIT)                                                      17,878         (5,161)
                                                                                   --------       --------

                       Total liabilities and net parent investment (deficit)       $ 30,515       $ 14,798
                                                                                   ========       ========


   The accompanying notes are an integral part of these financial statements.

                                 ALTRA SOFTWARE


                 STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

                FOR THE YEARS ENDED DECEMBER 1998, 1999 AND 2000

                                 (In Thousands)


                                                                      1998            1999            2000
                                                                    --------        --------        --------
REVENUES:
   Software licenses                                                $  4,868        $  8,908        $ 11,505
   Professional services                                               7,674           9,279           6,515
   Maintenance                                                         2,673           4,191           6,445
                                                                    --------        --------        --------

                           Total revenues                             15,215          22,378          24,465
                                                                    --------        --------        --------

COSTS AND EXPENSES:
   Cost of professional services and maintenance exclusive of
     stock-based expenses of $-, $132 and $257, respectively           6,470          12,663          12,625
   Research and development, exclusive of stock-based
     expenses of $-, $118 and $611, respectively                       6,790          13,549          15,116
   Selling and marketing, exclusive of stock-based expenses
     of $-, $36 and $276, respectively                                 4,890           5,632           7,734
   General and administrative, exclusive of stock-based
     expenses of $-, $46 and $264, respectively                        2,648           4,043           7,597
   Amortization of acquired intangible assets                            623           3,517          12,702
   Stock-based expenses                                                 --               332           1,408
   Acquired in-process research and development costs                   --             1,372            --
                                                                    --------        --------        --------

                           Total costs and expenses                   21,421          41,108          57,182
                                                                    --------        --------        --------

OPERATING LOSS                                                        (6,206)        (18,730)        (32,717)

INTEREST AND OTHER EXPENSE                                              (248)         (2,056)         (2,427)

INTEREST AND OTHER INCOME                                               --               136              96
                                                                    --------        --------        --------

NET LOSS                                                            $ (6,454)       $(20,650)       $(35,048)
                                                                    ========        ========        ========

COMPREHENSIVE LOSS:
   Net loss                                                         $ (6,454)       $(20,650)       $(35,048)
   Foreign currency translation adjustment                              --               (32)             37
                                                                    --------        --------        --------

                           Total comprehensive loss                 $ (6,454)       $(20,682)       $(35,011)
                                                                    ========        ========        ========


   The accompanying notes are an integral part of these financial statements.

                                 ALTRA SOFTWARE

                  STATEMENTS OF NET PARENT INVESTMENT (DEFICIT)

                FOR THE YEARS ENDED DECEMBER 1998, 1999 AND 2000

                                 (In Thousands)


BALANCE, December 31, 1997                                             $  1,546
   Changes in net parent investment                                       4,247
   Net loss                                                              (6,454)
                                                                       --------

BALANCE, December 31, 1998                                                 (661)
   Currency translation adjustment                                          (32)
   Change in net parent investment                                       39,221
   Net loss                                                             (20,650)
                                                                       --------

BALANCE, December 31, 1999                                               17,878
   Currency translation adjustment                                           37
   Change in net parent investment                                       11,972
   Net loss                                                             (35,048)
                                                                       --------

BALANCE, December 31, 2000                                             $ (5,161)
                                                                       ========


   The accompanying notes are an integral part of these financial statements.

                                 ALTRA SOFTWARE


                            STATEMENTS OF CASH FLOWS

              FOR THE YEARS ENDED DECEMBER 31, 1998, 1999 AND 2000

                                 (In Thousands)


                                                                      1998            1999            2000
                                                                    --------        --------        --------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                                         $ (6,454)       $(20,650)       $(35,048)
   Non-cash items included in net loss-
     Depreciation                                                        335             786           2,090
     Amortization of acquired intangible assets                          623           3,517          12,702
     Acquired in-process research and development costs                 --             1,372            --
     Allowance for doubtful accounts                                      79             496             446
     Stock-based expenses                                               --               332           1,408
   Changes in operating assets and liabilities-
     Accounts receivable                                               1,723            (962)         (1,138)
     Prepaid expenses and other current assets                           (98)            270             374
     Other non-current assets                                           --               675             616
     Accounts payable                                                 (1,507)         (2,189)            900
     Accrued and other current liabilities                               491            (257)            645
     Deferred revenue                                                    (21)            479           4,368
                                                                    --------        --------        --------

                    Net cash used in operating activities             (4,829)        (16,131)        (12,637)
                                                                    --------        --------        --------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Capital additions                                                    (329)         (1,565)         (1,820)
   Acquisitions, net of cash acquired                                   --            (9,967)           (858)
                                                                    --------        --------        --------

                    Net cash used in investing activities               (329)        (11,532)         (2,678)
                                                                    --------        --------        --------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Net parent company investment                                       4,247          33,021          11,972
   Short-term bank loan proceeds (payments)                              907          (1,660)             (3)
                                                                    --------        --------        --------

                    Net cash provided by financing activities          5,154          31,361          11,969
                                                                    --------        --------        --------

EFFECT OF TRANSLATION EXCHANGE RATE CHANGES ON CASH                     --               (32)             37
                                                                    --------        --------        --------

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS                      (4)          3,666          (3,309)

CASH AND CASH EQUIVALENTS, beginning of year                             120             116           3,782
                                                                    --------        --------        --------

CASH AND CASH EQUIVALENTS, end of year                              $    116        $  3,782        $    473
                                                                    ========        ========        ========


   The accompanying notes are an integral part of these financial statements.

                                 ALTRA SOFTWARE

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 2000


1. ORGANIZATION AND SUMMARY OF
   SIGNIFICANT ACCOUNTING POLICIES:

Nature of Operations and Basis of Presentation

Altra Software represents the software business of Altra Energy Technologies, Inc. and subsidiaries ("Altra"), which provides end-to-end electronic commerce and enterprise software solutions for buying, selling and transporting energy products. Altra was incorporated in December 1997 when the members' equity of Altra Energy Technologies, L.L.C., the predecessor entity, was acquired by a consortium of investors and reorganized as a Delaware corporation. Altra Software's enterprise software systems provide mid- and back-office solutions for managing energy trading and transportation transactions. Altra Software markets its software solutions principally in North America using its own employee-based direct sales organization and is headquartered in Houston, Texas.

The accompanying financial statements are presented on a carve-out basis for Altra Software. The financial statements were prepared as if Altra Software had operated as a stand-alone entity (separate and distinct from Altra) for 1998, 1999 and 2000. Where specific assets, liabilities and operating expenses for Altra Software were not separately identifiable, certain allocations of those amounts reflected in the financial statements and notes to financial statements of Altra Software have been made. Such allocations have been made on a systematic basis, including but not limited to ratable revenue and relative employee headcount and other activity measures. While Altra did not allocate its subordinated debt to Altra Software, interest expense was allocated based upon the relative balance of the net parent investment.

Altra Software has a limited operating history, which includes substantial cash used in operations and losses since its inception. Altra Software's future success is dependent upon a number of factors which include, among others, achieving broader market acceptance for its software solutions, generating sufficient sales volume, competing successfully with other providers of similar products and services, technological obsolescence, managing its growth, attracting and retaining key personnel and the ability to generate positive cash flow from operations.

Altra Software has cash and cash equivalents of $473,000 at December 31, 2000. Altra Software used approximately $12.6 million of cash in operations during the year ended December 31, 2000, and has continued to use cash subsequent to 2000. Altra Software received approximately $12 million in net parent investment in 2000 and will require substantial additional cash to fund its activities. These factors raise substantial doubt about Altra Software's ability to continue as a going concern.

Effective November 20, 2001, Altra sold Altra Software to Caminus Corporation ("Caminus"). The sales price consisted of $30.0 million in cash and 1,975,000 shares of Caminus common stock. The sales price is subject to adjustment based on the results of certain potential adjustments to the November 20, 2001, balance sheet of Altra Software, as provided for in the agreement of sale. Caminus management intends to merge the activities of Altra Software into Caminus to enhance the existing software business of Caminus.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires the use of estimates and assumptions by management affecting the reported amounts of assets and liabilities and revenue and expenses and the disclosure of contingent assets and liabilities. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash included in the accompanying balance sheets represents cash in accounts held specifically by Altra Software. All other cash balances and transactions are attributed to intercompany financing transactions with Altra and are included in the accompanying balance sheets as a component of the balance and activity of net parent investment (deficit). Altra Software considers all highly liquid investments with a maturity of three months or less at the time of purchase to be cash equivalents.

Accounts Receivable

Altra Software recorded provisions to its allowance for doubtful accounts during the years ended December 31, 1998, 1999 and 2000, of $79,000, $496,000 and
$446,000, respectively. Write-offs totaling $-, $341,000 and $1,412,000 were charged against the allowance during the years ended December 31, 1998, 1999 and 2000, respectively. Altra Software acquired approximately $1,510,000 of allowance through its acquisition of TransEnergy Holdings Corporation in June 1999.

Fair Values of Financial Instruments

At December 31, 2000, Altra Software has the following financial instruments: accounts receivable, short-term borrowings and accounts payable. Management believes that the carrying values of these financial instruments approximate their respective fair values due to their short-term nature.

Property and Equipment

Property and equipment is carried at cost, less accumulated depreciation. Maintenance, repairs and minor replacements are charged to expense as incurred; significant renewals and betterments are capitalized. For financial reporting purposes, depreciation is computed using the straight-line method over useful lives ranging from three to five years. Leasehold improvements are depreciated over the lesser of the useful lives of the underlying assets or the lease term.

Intangible and Other Assets

Intangible and other assets consist of values associated with goodwill, developed technologies, established customer accounts, assembled work force, employee non-compete agreements and software development costs, all existing at Altra Software's date of reorganization or acquired pursuant to other business combinations, described in Note 2, except software development costs. Amortization of these intangibles is calculated on a straight-line basis over their respective useful lives, estimated to be from 12 months to 24 months for employee non-compete agreements, 36 months for assembled work force, customer accounts and software development costs, and from 36 months to 48 months for developed technologies and goodwill. Acquired in-process research and development without alternative future use is expensed when acquired (see Note
4).

Impairment of Long-Lived Assets

Altra Software has adopted Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." SFAS No. 121 requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If the sum of the expected future cash flows from the use of the asset and its eventual disposition is less than the carrying amount of the asset, an impairment loss is recognized based on the fair value of the asset.

During 2000, management identified certain intangible assets where it deemed it appropriate to fully accelerate amortization or to write down the asset where the carrying value was not otherwise recoverable. These intangible assets related to specific projects that were abandoned or were related to areas of Altra Software's business that no longer supported their carrying value based upon environmental changes in Altra Software's industry. Management evaluated the useful lives and recoverability of those assets based upon their expected future revenue potential and their relation to the changed business environment. Based upon these evaluations, Altra Software recognized aggregate accelerated amortization and write-downs of $6,733,000 during 2000, which has been recorded as amortization of acquired intangible assets in the accompanying statements of operations and comprehensive loss.

Net Parent Investment

The net parent investment represents a net balance as the result of various transactions between Altra and Altra Software. There are no terms of settlement or interest charges associated with this balance, except for interest incurred on subordinated notes of Altra. The balance is the result of Altra Software's participation in Altra's centralized finance function and cash management program, wherein Altra funded all of Altra Software's financing of operations. Other transactions include administrative and support expenses incurred by Altra and allocated to Altra Software.

Revenue Recognition

Altra Software generates revenues from the sale of software licenses, services and maintenance agreements directly to end-users.

Altra Software recognizes software revenues in accordance with American Institute of Certified Public Accountants Statement of Position ("SOP") 97-2, "Software Revenue Recognition," as amended. Revenue from software license agreements is recognized when persuasive evidence of an agreement exists, delivery of the product has occurred, no significant vendor obligations are remaining to be fulfilled, the fee is fixed and determinable and collection is deemed probable.

Service revenues are primarily derived from fees for integration, consulting and training associated with Altra Software's enterprise software systems. Service revenues and the related costs of services are recognized on a time and materials basis; however, revenues from certain fixed-price contracts requiring significant post-delivery obligations are recognized on the percentage-of-completion basis, which involves the use of estimates. Actual results could differ from those estimates and, as a result, future gross margin on such contracts may be more or less than planned.

Maintenance revenues are derived from customer support agreements generally entered into in connection with initial software license sales and subsequent renewals. Such agreements generally provide for technical support and the right to unspecified upgrades. Maintenance revenue is recognized ratably over the term of the maintenance period, which is generally one year. Payments for maintenance fees are generally received in advance.

When several elements, including software licenses, maintenance and support, and professional services, are sold to a customer through a single contract, the revenues from such multiple-element arrangements are allocated to each element based upon the residual method, whereby the fair value of the undelivered elements of the contract is deferred. Altra Software has established vendor-specific objective evidence of fair value for maintenance and support and professional services. Accordingly, software license fees are recognized under the residual method for arrangements in which the software is licensed with maintenance and support and/or professional services, and where the maintenance and support and/or professional services are not essential to the functionality of the delivered software. In those instances where professional services are essential to the functionality of the software licenses, contract accounting is applied to both the software license and services elements of the arrangement. In the event a contract contains terms which are inconsistent with Altra Software's vendor-specific objective evidence, all revenues from the contract are deferred.

Deferred Revenue

Deferred revenue represents amounts billed to or received from customers under certain software license, service and maintenance agreements in advance of satisfying revenue recognition criteria. The amounts deferred as of each balance sheet date are expected to be recognized as revenue within 12 months of the respective balance sheet date and, accordingly, are classified as current liabilities.

Software Development Costs

Financial accounting standards require the capitalization of certain software development costs after technological feasibility of the software has been established. In the development of Altra Software's new products and enhancements to existing products, the technological feasibility of the software is generally not established until substantially all product development is complete, including the development of a working model. As a result, software development costs qualifying for capitalization have been insignificant and have been charged to research and development expense in the period incurred prior to 2000. However, during 2000, Altra Software capitalized $619,000 for software development costs incurred after technological feasibility had been established and prior to the software becoming available for sale or marketing. Capitalized software development costs are recorded as intangibles in the accompanying balance sheets.

Under the provisions of SOP 98-1, Altra Software capitalizes costs associated with software developed or obtained for internal use when the preliminary project stage is completed and Altra Software management deems completion of the project to be probable and that the software will be used for the function intended. Capitalized costs include only (a) external direct costs of materials and services consumed in developing or obtaining internal-use software and (b) payroll and payroll-related costs for employees who are directly associated with, and who devote time to, the internal-use software project. Capitalization of such costs ceases no later than the point at which the project is substantially complete and ready for its intended purpose.

Advertising and Marketing Costs

Costs of marketing activities and advertising expenditures are charged to operations when the respective activities occur or the advertising is first released. Advertising costs totaled $880,000, $969,000 and $1,812,000 during the years ended December 31, 1998, 1999 and 2000, respectively.

Income Taxes

Altra accounts for income taxes in accordance with the liability method prescribed by SFAS No. 109, "Accounting for Income Taxes." Under this method, deferred income taxes reflect the impact of temporary differences between the financial accounting and tax bases of assets and liabilities. Such differences relate primarily to the capitalization, amortization and write-off of certain intangibles, the deductibility of certain accruals and reserves and the effect of tax loss and tax credit carryforwards not yet utilized. Deferred tax assets are evaluated for realization based on a more-likely-than-not criteria in determining if a valuation allowance should be provided.

Stock-Based Compensation

Pursuant to SFAS No. 123, "Accounting for Stock-Based Compensation," Altra elected the method that requires disclosure of stock-based compensation. Because of this election, Altra Software accounts for its employee stock-based compensation plan under Accounting Principles Board ("APB") Opinion No. 25 and the related interpretations. Accordingly, deferred compensation is recorded for stock-based compensation grants to employees based on the excess of the estimated fair value of the common stock on the measurement date over the exercise price. The deferred compensation is amortized over the vesting period of each unit of stock-based compensation. If the exercise price of the stock-based compensation grant is equal to the estimated fair value of Altra Software's stock on the date of grant, no compensation expense is recorded. Additionally, for stock-based compensation grants to consultants, Altra Software recognizes as compensation expense the fair value of such grants as calculated pursuant to SFAS No. 123, amortized ratably over the lesser of the vesting period of the respective option or the individual's expected service period. The statements of operations and comprehensive loss as presented contain stock-based expenses related to corporate-based options issued to employees in Altra Software.

Translation of Foreign Currency

Assets and liabilities are translated at the exchange rate as of the balance sheet date. All revenue and expense accounts are translated at a weighted average of exchange rates in effect during the year. Translation adjustments are recorded as a separate component of net parent investment (deficit).

Segment Information

Altra Software operates in a single operating segment. Revenues are from the sale of enterprise software solutions for buying, selling and transporting energy products.

Recent Accounting Pronouncements

In July 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 141, "Business Combinations," and SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS No. 141 requires all business combinations initiated after June 30, 2001, to be accounted for using the purchase method. Under SFAS No. 142, goodwill and intangible assets with indefinite lives are no longer amortized but are reviewed annually (or more frequently if impairment indicators arise) for impairment. Separable intangible assets that are deemed to have indefinite lives will continue to be amortized over their useful lives (but with no maximum life).

The amortization provisions of SFAS No. 142 apply to goodwill and intangible assets acquired after June 30, 2001. With respect to goodwill and intangible assets acquired prior to July 1, 2001, SFAS No. 142 is effective for fiscal years beginning after December 15, 2001. SFAS No. 141 and SFAS No. 142 are not anticipated to have an impact on Altra Software's operating results or financial condition.

In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." SFAS No. 144 addresses financial accounting and reporting for the impairment or disposal of long-lived assets. Under this statement, the FASB established a single accounting model for valuation of long-lived assets. The provisions of SFAS No. 144 are required to be applied to Altra Software for the 2002 fiscal year and, as such, Altra Software will adopt the statement on January 1, 2002.

2.  ACQUISITIONS:

Energy Imperium, Inc.

On March 18, 1999, Altra acquired Energy Imperium, Inc. ("Energy Imperium"), a privately held developer and marketer of enterprise risk management software solutions for the energy industry. Altra issued 500,000 shares of its common stock in exchange for acquiring certain assets and assuming certain liabilities of Energy Imperium. The total Energy Imperium purchase price of $5.3 million includes the estimated fair value of $1.2 million of the common stock issued, cash payments of $4.0 million and other direct acquisition costs of $100,000.

The acquisition was accounted for as a purchase and resulted in the purchase price being allocated to intangible assets totaling approximately $5.2 million in the aggregate. The fair values of specific acquired intangible assets were determined by an independent appraisal using a combination of methods. These intangible assets include developed technology of $1.1 million, non-compete agreements of $600,000, assembled work force of $500,000 and in-process research and development of $900,000. The remaining purchase price of $2.1 million was allocated to goodwill. Amounts assigned to intangibles are being amortized over their estimated useful lives, while amounts assigned to acquired in-process research and development have been immediately charged to operations (see Note
4).

TransEnergy Holdings Corporation

On June 29, 1999, Altra acquired TransEnergy Holdings Corporation and subsidiaries (collectively, "TransEnergy"), a privately held company which designs, develops and markets computer software products for buying, selling and transporting energy products. The total purchase price of $8.5 million includes cash payments of $4.4 million, the estimated fair value of the preferred stock issued ($3.2 million), net liabilities assumed of $700,000 and other direct acquisition costs of $150,000.

The acquisition was accounted for as a purchase and resulted in the purchase price being allocated to intangible assets totaling approximately $8.5 million in the aggregate. The fair values of specific intangible assets were determined by an independent appraisal using a combination of methods. These intangible assets include goodwill of $5.0 million, customer lists of $2.8 million and assembled work force of $690,000, and are being amortized over their estimated useful lives.

Unified Information, Inc.

On December 3, 1999, Altra acquired Unified Information, Inc. ("Unified Information"), a privately held computer software company. The total acquisition date purchase price of $4.3 million includes cash payments of $2.0 million, net liabilities assumed of $200,000, warrants issued to purchase 350,000 shares of common stock with an estimated fair value of $1.8 million and other direct acquisition costs of $200,000. The total purchase price is subject to adjustment based on contingent consideration. The purchase agreement, as amended, provides for additional cash purchase price based upon revenues from certain Unified Information software products through December 2002. During 2000, Altra recorded $858,000 of additional purchase price pursuant to the purchase agreement that has been allocated to goodwill.

The acquisition was accounted for as a purchase and resulted in the purchase price being allocated to intangible assets totaling $5.2 million in the aggregate. The fair values of specific intangible assets were determined by an independent appraisal using a combination of methods. These intangible assets include assembled work force of $180,000, non-compete agreements of $170,000, customer list of $580,000, technology license of $85,000, developed technology of $2.0 million and in-process research and development of $470,000. The remaining purchase price of $1.7 million was allocated to goodwill.

Pro Forma Information for 1999 Acquisitions

The following unaudited pro forma financial information for the years ended December 31, 1998 and 1999, assumes the acquisitions of Energy Imperium, TransEnergy and Unified Information had occurred on January 1, 1998. The pro forma results do not purport to be indicative of either what would have occurred had the acquisitions been made as of the respective dates or the results which may occur in the future.

                                                        1998        1999
                                                      --------     -------
                                                        (In Thousands)
Revenues                                            $  34,283    $  31,441
Net loss                                              (22,344)     (29,913)

3.  OTHER ASSETS:

Property and equipment consist of the following (in thousands):

                                                          December 31,
                                                  --------------------------
                                                     1999               2000
                                                  -------            -------
Office equipment                                  $ 2,658            $ 3,430
Office furniture                                    1,292              1,303
Leasehold improvements                                348                262
                                                  -------            -------
                                                    4,298              4,995
Less- Accumulated depreciation                     (1,145)            (3,234)
                                                  -------            -------
                                                  $ 3,153            $ 1,761
                                                  =======            =======

Intangible assets consist of the following (in thousands):

                                                               December 31,
                                                          ------------------------
                                                            1999            2000
                                                          --------        --------
Goodwill                                                  $  9,232        $ 10,593
Developed technology                                         3,902           3,902
Established customer accounts and other intangibles          6,071           6,690
                                                          --------        --------
                                                            19,205          21,185
Less- Accumulated amortization                              (4,185)        (16,883)
                                                          --------        --------
                                                          $ 15,020        $  4,302
                                                          ========        ========

4.  ACQUIRED IN-PROCESS
    RESEARCH AND DEVELOPMENT:

Energy Imperium, Inc.

On March 18, 1999, Altra acquired Energy Imperium, a privately held developer and marketer of enterprise risk management software solutions for the energy industry, for an aggregate $5.3 million purchase price. Energy Imperium was involved in the development of energy risk management systems and technology for the energy industry. The transaction was accounted for as a purchase, and the excess purchase price over the estimated fair value of net tangible assets was allocated to various intangible assets as discussed in Note 2. These assets are being amortized as follows: one year for the non-compete agreements and three years for the work force, developed technology and goodwill. In addition to the intangible assets acquired, a $900,000 charge was recorded, representing the write-off of in-process research and development ("IPR&D") costs.

The allocation of $900,000 represents the estimated fair value related to incomplete projects based on risk-adjusted cash flows. At the date of the acquisition, the projects associated with the IPR&D efforts had not yet reached technological feasibility and had no alternative future uses. Accordingly, these costs were expensed. At the acquisition date, Energy Imperium was conducting development, engineering and testing activities associated with the completion of next generations of its risk management products. The projects under development, at the valuation date, were expected to address requirements in the area of standardizing the existing risk management product to be adaptable with other commodity trading environments.

At the acquisition date, Energy Imperium was approximately 60 percent complete with the IPR&D projects. Energy Imperium anticipated that research and development related to this project category would be completed in late 1999, after which Energy Imperium expected to begin generating economic benefits from the value of the completed IPR&D.

In making its purchase price allocation, Altra considered present value calculations of income, an analysis of project accomplishments and completion costs and an assessment of overall contributions, as well as project risks. The values assigned to IPR&D were determined by estimating the costs to develop the purchased technology into commercially viable products, estimating the resulting net cash flows from each project, excluding the cash flows related to the portion of each project that was incomplete at the acquisition date, and discounting the resulting net cash flows to their present value. Each of the project forecasts was based upon future discounted cash flows, taking into account the state of development of each in-process project, the cost to complete that project, the expected income stream, the life cycle of the product ultimately developed and the associated risks. The costs to complete the IPR&D efforts were expected to be $800,000. A risk-adjusted discount rate of 38 percent was utilized to discount projected cash flows.

Unified Information, Inc.

On December 3, 1999, Altra acquired Unified Information, a privately held computer software company, for an aggregate $4.3 million acquisition date purchase price. Unified Information was involved in the development of software management systems and technology for the energy industry. The transaction was accounted for as a purchase, and the excess purchase price over the estimated fair value of net tangible assets was allocated to various intangible assets as discussed in Note 2. These assets are being amortized as follows: one year for the non-compete agreements and three years for the work force, developed technology and goodwill. In addition to the intangible assets acquired, a $472,000 charge was recorded, representing the write-off of IPR&D.

The allocation of $472,000 represents the estimated fair value related to incomplete projects based on risk-adjusted cash flows. At the date of the acquisition, the projects associated with the IPR&D efforts had not yet reached technological feasibility and had no alternative future uses. Accordingly, these costs were expensed. At the acquisition date, Unified Information was conducting development, engineering and testing activities associated with the completion of functionality and compliance with regulatory and voluntary requirements. The projects under development, at the valuation date, were expected to address requirements in the areas of generation dispatching, financial analysis and data reporting, and OASIS and ISO interfacing.

At the acquisition date, Unified Information was approximately 40 percent complete with the IPR&D projects. Unified Information anticipated that research and development related to this project category would be completed in late 1999, after which Unified Information expected to begin generating economic benefits from the value of the completed IPR&D.

In making its purchase price allocation, Altra considered present value calculations of income, an analysis of project accomplishments and completion costs and an assessment of overall contributions, as well as project risks. The values assigned to IPR&D were determined by estimating the costs to develop the purchased technology into commercially viable products, estimating the resulting net cash flows from each project, excluding the cash flows related to the portion of each project that was incomplete at the acquisition date, and discounting the resulting net cash flows to their present value. Each of the project forecasts was based upon future discounted cash flows, taking into account the state of development of each in-process project, the cost to complete that project, the expected income stream, the life cycle of the product ultimately developed and the associated risks. The costs to complete the IPR&D efforts were expected to be $338,000. A risk-adjusted discount rate of 35 percent was utilized to discount projected cash flows.

5.  DEBT:

At December 31, 1999 and 2000, Altra Software had an outstanding balance of $100,000 and $97,000, respectively, related to a line of credit, which is due on demand, assumed in the acquisition of Unified Information.

6.  ACCRUED AND OTHER
    CURRENT LIABILITIES:

Accrued and other current liabilities are as follows (in thousands):

                                                    December 31,
                                                 --------------------
                                                  1999         2000
                                                 ------       ------
Professional services                            $  614       $  754
Payroll and other compensation                    3,060        3,316
Unified Information purchase consideration         --            830
Contract services                                   370          635
Other                                               630        1,196
                                                 ------       ------
                                                 $4,674       $6,731
                                                 ======       ======

7.  INCOME TAXES:

Income taxes for Altra have been computed on a consolidated basis. Based on Altra's history of book and tax losses, no income tax provision has been provided for 1998 through 2000. However, Altra has historically reported deferred tax assets, generated in part by Altra Software, which primarily related to net operating loss and tax credit carryforwards, amortization of certain acquired intangibles, deferred revenue, allowance for doubtful accounts and liabilities not currently deductible. As there was no assurance of future taxable income, a valuation allowance was established to fully reserve Altra's net deferred tax assets during 1998 through 2000.

8.  EMPLOYEE RETIREMENT SAVINGS PLAN:

Altra has an employee retirement savings plan (the "Plan") which qualifies under
Section 401(k) of the Internal Revenue Code. The Plan is designed to provide eligible employees with an opportunity to make regular voluntary contributions into a long-term investment and savings program. Substantially all employees are eligible to participate in the Plan upon commencement of employment. Employer contributions are made solely at Altra's discretion. No employer contributions were made to the Plan during the years ended December 31, 1998, 1999 and 2000.

9.  CONCENTRATIONS OF CREDIT RISK:

Altra Software's potential concentrations of credit risk are derived from trade accounts receivable associated with the sale of software licenses and related services. Concentrations of credit risk with respect to trade accounts receivable are limited due to the large number of customers and their dispersion across a number of geographic areas. Although Altra Software does not currently foresee a concentrated credit risk associated with these receivables, repayment is dependent upon the financial stability of these individual customers as well as that of their respective industry sectors and national economies in which they operate.

10.  COMMITMENTS AND CONTINGENCIES:

Lease Agreements

Altra Software leases office facilities, furniture and equipment under non-cancelable operating leases that expire at various dates through 2004. In connection with these agreements, Altra Software incurred rental expenses totaling $780,000, $1,725,000 and $1,525,000 for the years ended December 31, 1998, 1999 and 2000, respectively. During September 2001, Altra Software extended its office lease for its corporate headquarters through July 31, 2004. Future minimum payments related to non-cancelable lease agreements at December 31, 2000, including the extended corporate office lease, are as follows (in thousands):

 Year ending December 31-
   2001                                           $ 1,006
   2002                                             1,052
   2003                                             1,067
   2004                                               637
                                                  -------
                                                  $ 3,762
                                                  =======

Revenue-Sharing Commitments

In connection with the sale of certain customized software products, Altra Software has entered into revenue-sharing commitments. Pursuant to these commitments, Altra Software is required to pay, up to a limited amount, a percentage of revenues generated from the subsequent licensing of those software products. Through December 31, 2000, Altra Software has incurred an insignificant amount of expense pursuant to these revenue-sharing commitments.

Litigation and Claims

Altra Software is subject to various legal proceedings and claims, either asserted or unasserted, arising in the normal course of business. Management believes that the outcome of any or all of these claims will not have a material effect on the financial position of Altra Software.

Geographic Information

For management purposes, Altra Software's operations, including efforts directed toward serving foreign customers, are operated from its principal location in the United States. Altra Software has no significant long-lived assets located outside the United States.

Revenues from external customers, by country of domicile, for the years ended December 31, 1998, 1999 and 2000, are as follows (in thousands):

                             1998          1999          2000
                           -------       -------       -------
United States              $14,968       $18,695       $19,142
Mexico                         155           194            30
Canada                          93         2,504         1,652
Other                         --             985         3,641
                           -------       -------       -------
               Total       $15,216       $22,378       $24,465
                           =======       =======       =======